UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer Identification No.)

101 South 16th Street, P.O. Box 1957
Manitowoc, Wisconsin 54221-1957
(Address of Principal Executive Offices and Zip Code)

(920) 684-5531
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                                                (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

                Brad Foote Gear Works, Inc. Acquisition

On October 19, 2007, pursuant to a previously disclosed Stock Purchase Agreement (the “Stock Purchase Agreement”) with Brad Foote Gear Works, Inc. (“Brad Foote Gear Works”) and its stockholders, Tower Tech Holdings Inc. (the “Company”) completed its acquisition of all of the outstanding stock of Brad Foote Gear Works, an Illinois-based manufacturer of gearing systems for the wind turbine, oil and gas and energy-related industries. The purchase price for the Brad Foote Gear Works acquisition consisted of cash and stock. The stock portion of the purchase price consisted of 16,036,450 shares of Company Common Stock at a per share price of $4.00, which represented a discount to the market price at the time of the execution of the Stock Purchase Agreement and the consummation of the acquisition of Brad Foote Gear Works. The cash portion of the purchase price was approximately $64 million, plus an amount equal to the tax cost to the Brad Foote Gear Works stockholders of making an election under Section 338(h)(10) of the Internal Revenue Code.  A portion of the stock and cash will be held in escrow for an eighteen month escrow period. The cash amount of the purchase price was funded through debt and equity financing, the terms of which are disclosed below under the heading “Tontine Capital Partners Financing.”

Upon closing of the acquisition, the Company appointed J. Cameron Drecoll to the positions of chief executive officer and director of the Company. Mr. Drecoll owned approximately 80% of the outstanding stock of Brad Foote Gear Works prior to the acquisition, and thus received a pro rata portion of cash and stock consideration from the Company pursuant to the Stock Purchase Agreement. The terms of Mr. Drecoll’s employment agreement and appointment as a director are described in further detail under Item 5.02 of this Current Report.

The Company assumed approximately $25.5 million of senior debt from Brad Foote Gear Works in connection with the acquisition. In addition, it acquired Brad Foot Gear Works’ option to purchase two of its facilities that are currently leased.

Upon closing of the acquisition, the Company executed a Registration Rights Agreement with J. Cameron Drecoll, Pat Rosmonowski, Dennis Palmer and Noel Davis, who were all of the stockholders of Brad Foote Gear Works. The Registration Rights Agreement grants to the former Brad Foote Gear Works stockholders (and their qualifying transferees) certain demand and “piggyback” registration rights with respect to the shares of Tower Tech Common Stock issued to them under the Stock Purchase Agreement. The registration rights granted under the Registration Rights Agreement terminate as to a stockholder when the securities held by such person have: (i) been effectively registered and disposed of in accordance with a registration statement; (ii) been sold to the public pursuant to Rule 144; or (iii) are eligible for resale under Rule 144(k).

The foregoing summaries of the Brad Foote Gear Works acquisition and the related Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 24, 2007 and is incorporated herein by reference, and the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

                Tontine Capital Partners Financing

On October 19, 2007, pursuant to a previously disclosed Securities Purchase Agreement (the “Securities Purchase Agreement”) with Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P. (together, the  “Original Tontine Parties”) and Tontine Partners, L.P., Tontine 25 Overseas Fund, Ltd., and Tontine Overseas Master Fund, L.P., which were added as parties to the Securities Purchase Agreement on October 19, 2007 (collectively, with the Original Tontine Parties, “Tontine”), the Company sold 12.5 million shares of Common Stock to Tontine in a private placement at $4.00 per share for a total purchase price of $50 million in the aggregate.

In addition, pursuant to the Securities Purchase Agreement, Tontine provided interim debt financing in exchange for senior subordinated convertible promissory notes from the Company in the aggregate amount of approximately $25 million (each, a “Note,” and collectively, the “Notes”). The Notes, which accrue interest at 9.5% per annum until July 19, 2008 and 13.5% thereafter, mature on October 19, 2010 and are subject to acceleration upon customary events of default. For each Note, the Company must repay 10% of the original principal amount on the first anniversary of issuance, 40% of the original principal amount on the second anniversary and the remaining outstanding balance on the third anniversary. Each Tontine Note holder has the right to convert both (i) the outstanding principal of its Note, and (ii) any interest thereon (including both paid-in-kind interest and accrued and unpaid interest) into newly issued shares of Common Stock of the Company at a conversion rate of $7.50 per share (the “Conversion Rights”).  The Conversion Rights become effective January 19, 2008, however, the Conversion Rights may not be exercised during the six-month period following a date on which the Company files a registration statement with the Securities and Exchange Commission for the purpose of registering shares to be offered by the Company in a rights offering to its stockholders. The Company may prepay any Note in whole or in part at any time, unless the holder of such Note has exercised its Conversion Rights.

Prior to the consummation of the transactions described above, Tontine owned approximately 31% of the Company’s issued and outstanding Common Stock, a portion of which was acquired in a private placement to Tontine by the Company in March of 2007.  In connection with that private placement, the Company entered into a Securities Purchase Agreement with Tontine (the “March 2007 Agreement”), the terms of which are described in the Company’s Current Report on Form 8-K filed March 5, 2007.  In addition to the rights granted to the Original Tontine Parties in connection with the March 2007 Agreement, the Company agreed under the Securities Purchase Agreement that (i) for so long as Tontine or its affiliates hold at least 20% of the Company’s then issued and outstanding Common Stock, Tontine shall have the right to appoint three members of the Company’s Board of Directors, and (ii) it would not revoke its approval of the acquisition of up to 40% of Company Common Stock on a fully-diluted basis by Tontine.

On October 19, 2007, the Company and Tontine also amended their existing Registration Rights Agreement (which was entered into in connection with the March 2007 Agreement), pursuant to which the Company agreed to register for resale the shares issued to Tontine pursuant to the Securities Purchase Agreement. The amendment extended to July 19, 2008, the deadline for the Company’s obligation to file a registration statement and added additional Tontine entities as parties.

The foregoing summary of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 24, 2007 and is incorporated herein by reference, the Notes, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5 and which are incorporated herein by reference, and the Amendment to the Registration Rights Agreement which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 above with respect to the Notes issued to Tontine and its affiliates is incorporated herein by reference.

The information set forth in Item 2.01 above with respect to the Company’s assumption of approximately $25.5 million of outstanding senior debt from Brad Foote Gear Works in connection with the acquisition is incorporated herein by reference. The senior debt is comprised of the following loans that Brad Foote Gear Works has obtained from LaSalle Bank National Association (“LaSalle”) pursuant to a Loan and Security Agreement dated as of January 17, 1997, as amended (the “Loan Agreement”), which continued upon closing of the acquisition: (i) a $7 million revolving line of credit loan (the “Revolving Loan”); (ii) a consolidated term loan in the original principal sum of approximately $7.8 million (the “Term Loan”); (iii) an $11 million non-revolving equipment line of credit (the “Equipment Loan”); and (iv) a $9 million non-revolving equipment line of credit with a term conversion feature (the “Equipment Loan No. 2”).

The Loan Agreement states that the Revolving Loan, Term Loan, Equipment Loan and Equipment Loan No. 2 are secured by all of the assets of Brad Foote Gear Works and that Brad Foote Gear Works must maintain insurance on the collateral. The Loan Agreement requires Brad Foote Gear Works to comply with standard covenants, including financial covenants relating to ratios of cash flow coverage and senior debt to EBITDA, and to submit annual audited financial statements of the Company at the close of each fiscal year. In addition, Brad Foote Gear Works must maintain a $1 million key man life insurance policy upon the life of J. Cameron Drecoll. The Loan Agreement prohibits Brad Foote Gear Works from the following: (i) selling, leasing, transferring or disposing of its assets, including shares of stock, except for inventory sold in the ordinary course of business and sales of obsolete or worn out personal property which is replaced by property of at least equal value; (ii) engaging in any transaction which results in a change of control of its ownership, other than its acquisition by the Company; (iii) making distributions or dividends (other than stock dividends) to its equity holders, including the Company; (iv) incurring indebtedness to affiliates in excess of $500,000 in the aggregate, excluding the $25 million aggregate of debt owed by the Company to Tontine; (v) making loans to affiliates in excess of $500,000 in aggregate; and (vi) making payments on subordinated debt, other than interest payments due to Tontine. Each of the Revolving Loan, Term Loan, Equipment Loan and Equipment Loan No. 2 become immediately due and payable upon breach of any covenants or representations made by Brad Foote Gear Works in the Loan Agreement, including those covenants described above, and upon other customary events of default.

The Revolving Loan, which matures on June 30, 2008, had approximately $5.7 million outstanding at closing of the Brad Foote Gear Works acquisition. Interest is payable monthly and accrues on Revolving Loan advances at a variable rate of Prime minus 1% (the “Base Rate”); however, Brad Foote Gear Works has the option of selecting up to five portions of the outstanding principal balance of the Note, in multiples of $50,000, to bear interest at an adjusted LIBOR rate. Any amount of principal which is not paid when due bears interest payable on demand at a rate per annum equal to the Base Rate plus 3% and is subject to a 3% late payment charge.

The Term Loan, which matures on January 31, 2011, had approximately $5.3 million outstanding at closing of the Brad Foote Gear Works aquisition and requires monthly principal and interest payments. The monthly amount of principal due is $131,655 and interest accrues on the outstanding balance of the Term Loan at the Base Rate.

The Equipment Loan, which matures on April 30, 2012, had approximately $10.1 million outstanding at closing of the Brad Foote Gear Works acquisition. The outstanding principal balance of the Equipment Loan is payable in monthly installments of principal plus interest, which accrues at the Base Rate. Any amount of principal which is not paid when due bears interest payable on demand at a rate per annum equal to the Base Rate plus 3% and is subject to a 5% late payment charge.

The Equipment Loan No. 2, which matures on June 30, 2013, had approximately $4.5 million outstanding at closing of the Brad Foote Gear Works acquisition. Interest is payable monthly at the Base Rate until June 30, 2008 (the “Conversion Date”), at which point Brad Foote Gear Works must make monthly payments consisting of principal and interest. The manner of calculation for interest after the Conversion Date will be subject to a one-time election by Brad Foote Gear Works, and will be either the Base Rate or a fixed rate equal to 2% above the “swap rate” as determined by LaSalle in accordance with the terms of the Equipment Loan. If Brad Foote Gear Works elects to pay the fixed interest rate, prepayments on Equipment Loan No. 2 will be subject to certain conditions, including a penalty charge equal to a percentage multiple of the principal amount prepaid, which multiple will be calculated based on the amount of time that has elapsed since the Conversion Date.

Item 3.02               Unregistered Sales of Equity Securities

The information set forth in Item 2.01 above with respect to the sale of 16,036,450 shares of Company Common Stock to Brad Foote shareholders, 12.5 million shares of Company Common Stock to Tontine and its affiliates, and the issuance of senior subordinated convertible promissory notes to Tontine and its affiliates in transactions that are not registered under the Securities Act of 1933, as amended, is incorporated herein by reference. In all cases, the securities were issued in reliance on the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon closing of the acquisition of Brad Foote Gear Works, the Company entered into an employment agreement with the chief executive officer of Brad Foote Gear Works, J. Cameron Drecoll, who has assumed chief executive responsibilities for the combined company. Mr. Drecoll was also appointed to Tower Tech’s Board of Directors, to serve until the next annual meeting of stockholders, pursuant to the terms of the Stock Purchase Agreement.

Mr. Drecoll’s term of service as a director is also subject to a proxy agreement with Tontine, whereby Tontine agreed that, so long as the former Brad Foote Gear Works stockholders collectively own at least 15% of the Common Stock of the Company, Tontine and its affiliates will vote their shares of the Common Stock of the Company for Mr. Drecoll in any election of directors of the Company. The former Brad Foote Gear Works stockholders similarly agreed that, so long as Tontine and its affiliates have the right to appoint at least one director to the Board of Directors of the Company under either the March 2007 Agreement or the Securities Purchase Agreement, the Brad Foote Gear Works stockholders will vote their shares of Common Stock of the Company in favor of the election of those individuals appointed by Tontine.

The Board appointed Mr. Drecoll to the position of chief executive officer effective October 19, 2007. Mr. Drecoll’s employment agreement provides for an annual base salary of $250,000, subject to review and upward adjustment by the Board on at least an annual basis. In addition, Mr. Drecoll will be eligible each year during the term of the employment agreement for an annual bonus based on individual and Company performance criteria to be established by the Board, and will be eligible to participate in the Company’s 2007 Equity Incentive Plan and standard employee benefits.

The employment agreement has a term of three years, which may be shortened if termination occurs prior to that time, as follows: (i) by the Company for “cause” (as defined in the employment agreement), if Mr. Drecoll fails to cure the reasons that constitute “cause” within thirty calendar days of receiving notice from the company; (ii) by the Company without “cause” upon thirty calendar days’ written notice; or (iii) by Mr. Drecoll for “good reason” (as defined in the employment agreement), if the Company fails to cure the reasons that constitute “good reason” within thirty calendar days of receiving notice from Mr. Drecoll. In the event that Mr. Drecoll is terminated without “cause” or if he terminates his employment for “good reason,” the Company will be obligated to pay to him his base salary for the remainder of the agreement’s three-year term, or a period of twelve months, whichever is greater, plus other benefits for which he is eligible. The employment agreement also provides that Mr. Drecoll shall receive his base salary for a period of twelve months, plus other benefits for which he is eligible, if he is terminated without “cause” within one year of a “change of control” (as defined in the agreement). The employment agreement contains non-competition and non-solicitation covenants that continue for two years after termination of Mr. Drecoll’s employment.

Mr. Drecoll has been the majority shareholder and chief executive officer of Brad Foote Gear Works since 1996. Mr. Drecoll received approximately $43 million in cash and 12.7 million shares of Tower Tech Common Stock pursuant to the Company’s Stock Purchase Agreement with Brad Foote Gear Works.

The foregoing summary of Mr. Drecoll’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 8.01               Other Events

On October 22, 2007, the Company issued a press release announcing the events described in this Current Report.  A copy of this press release is furnished as Exhibit 99.1.

On October 23, 2007, the Company issued a press release announcing two additions to its senior management team. Lars Moller, who has more than 20 years of experience in the wind industry, will serve as Executive Vice President of Business Development and in that position will oversee the development of the Company’s supplier relationships. Matthew Gadow will serve as Executive Vice President of Strategic Planning. His responsibilities will involve assisting the Company with acquisitions, joint ventures and other strategic projects. A copy of the press release announcing the employment of Mssrs. Moller and Gadow is furnished as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits

(a)	Financial Statements of business acquired

Tower Tech Holdings Inc. will provide the financial statements of Brad Foote Gear Works, Inc. required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information

Tower Tech Holdings Inc. will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)	Shell Company Transactions. None.

(d)	Exhibits:
2.1

Stock Purchase Agreement dated August 22, 2007 among the Company, Brad Foote Gear Works, Inc. and the shareholders of Brad Foote Gear Works, Inc. — incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 24, 2007

10.1

Securities Purchase Agreement dated August 22, 2007 among the Company, Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P. — incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 24, 2007

10.2	Registration Rights Agreement dated October 19, 2007 among the Company, J. Cameron Drecoll, Pat Rosmonowski, Dennis Palmer and Noel Davis
10.3	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Capital Overseas Master Fund, L.P.
10.4	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Partners, L.P.
10.5	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Overseas Fund, Ltd.
10.6

Amendment to Registration Rights Agreement dated as of October 19, 2007, among the Company, Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P.

10.7	Employment Agreement dated October 19, 2007 between the Company and J. Cameron Drecoll
99.1	Press Release dated October 22, 2007 announcing completion of the acquisition of Brad Foote Gear Works, Inc.
99.2	Press Release dated October 23, 2007 announcing additions to senior management team

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007

TOWER TECH HOLDINGS INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1

Stock Purchase Agreement dated August 22, 2007 among the Company, Brad Foote Gear Works, Inc. and the shareholders of Brad Foote Gear Works, Inc. — incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 24, 2007

10.1

Securities Purchase Agreement dated August 22, 2007 among the Company, Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P. — incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 24, 2007

10.2	Registration Rights Agreement dated October 19, 2007 among the Company, J. Cameron Drecoll, Pat Rosmonowski, Dennis Palmer and Noel Davis
10.3	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Capital Overseas Master Fund, L.P.
10.4	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Partners, L.P.
10.5	Senior Subordinated Convertible Promissory Note dated October 19, 2007 to Tontine Overseas Fund, Ltd.
10.6

Amendment to Registration Rights Agreement dated October 19, 2007, among the Company, Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, L.P., Tontine Partners, L.P., Tontine Overseas Fund, Ltd. and Tontine 25 Overseas Master Fund, L.P.

10.7	Employment Agreement dated October 19, 2007 between the Company and J. Cameron Drecoll
99.1	Press Release dated October 22, 2007 announcing completion of the acquisition of Brad Foote Gear Works, Inc.
99.2	Press Release dated October 23, 2007 announcing additions to senior management team